Exhibit 10.22

ASSIGNMENT OF
SECOND PREFERRED FLEET MORTGAGE
BOURBON CAPITAL U.S.A., INC.
as Assignor
TO
DVB BANK NV,
as Security Trustee
as Assignee
Dated as of July 1, 2008

in respect of each of the Vessels listed in Schedule 1 hereto

SYNOPSIS OF ASSIGNMENT
OF SECOND PREFERRED FLEET MORTGAGE

Names and Official Numbers of Vessels:	See attached Schedule 1

Type of Instrument:	Assignment of Second Preferred Fleet Mortgage, dated December 28, 2005 in favor of the Assignor and filed with the United States Coast Guard National Vessel Documentation Center (the “NVDC”) on December 28, 2005 at 04:35 PM and recorded in Batch Number 441505, Document ID 4712027, as supplemented by Supplement Nos. 1, 2, 3, 4, 5, 6 and 7 to Second Preferred Fleet Mortgage, dated August 20, 2007, October 22, 2007, November 30, 2007, December 18, 2007, February 26, 2008, February 29, 2008 and June 27, 2008, respectively, each in favor of the Assignor and filed with the NVDC on August 22, 2007, November 14, 2007, December 12, 2007, December 20, 2007, February 29, 2008, May 1, 2008 and June 30, 2008, respectively, at 04:14 PM, 01:00 PM, 03:40 PM, 02:20 PM, 01:15 PM, 04:45 PM and 12:00 PM respectively.

Date of Instrument (Date of Execution):	July 1, 2008

Name of Mortgage Assignor (Interest in Mortgage):	Bourbon Capital U.S.A., Inc. (100%)

Address of Mortgage Assignor:	6620 Riverside Drive, Suite 100 Metairie, LA 70003

Name of Owner/Mortgagor (Percentage of Vessels Owned):	Rigdon Marine Corporation (100%)

Address of Owner/Mortgagor:	10111 Richmond Avenue, Suite 340 Houston, TX 77042

Name of Mortgage Assignee, as security trustee for the Lenders (Interest in Mortgage):	DVB Bank NV, as security trustee (100%)

Address of Assignee:	Parklaan 2 3016 BB Rotterdam The Netherlands

Amount of Mortgage:	$90,000,000 (exclusive of interest, fees and expenses)

          THIS ASSIGNMENT OF SECOND PREFERRED FLEET MORTGAGE (this “Fleet Assignment”) is made and given as of the 1st day of July, 2008, between BOURBON CAPITAL U.S.A., INC., a corporation organized and existing under the laws of the State of Delaware, with offices at 6620 Riverside Drive, Suite 100, Metairie, LA 70003, United States of America, (the “Assignor”), in favor of DVB BANK NV, a bank incorporated under the laws of the Kingdom of the Netherlands, with offices at Paarklan 2, 3016 BB Rotterdam, the Netherlands (the “Assignee”), as assignee. Unless otherwise defined herein, terms defined in the Amended Loan Agreement (as hereinafter defined) shall have the same meaning when used herein.
          WHEREAS:
          A. Rigdon Marine Corporation, corporation organized and existing under the laws of the State of Delaware, with offices at 815 Walker Street, Suite 1001, Houston, Texas, 77002, United States of America (the “Owner”), has heretofore executed and delivered a Second Preferred Fleet Mortgage, dated December 28, 2005 in favor of the Assignor and filed with the United States Coast Guard National Vessel Documentation Center (“NVDC”) on December 28, 2005 at 04:35 PM and recorded in Batch Number 441505, Document ID 4712027, as supplemented by Supplement Nos. 1, 2, 3, 4, 5, 6 and 7 to Second Preferred Fleet Mortgage, dated August 20, 2007, October 22, 2007, November 30, 2007, December 18, 2007, February 26, 2008, February 29, 2008 and June 27, 2008, respectively, each in favor of the Assignor and filed with the NVDC on August 22, 2007, November 14, 2007, December 12, 2007, December 20, 2007, February 29, 2008, May 1, 2008 and June 30, 2008, respectively, at 04:14 PM, 01:00 PM, 03:40 PM, 02:20 PM, 01:15 PM, 04:45 PM and 12:00 PM, respectively, (the “Fleet Mortgage”), covering the whole of each of the vessels listed on Schedule 1 attached hereto and made a part hereof (the “Vessels” and each a “Vessel”), each Vessel being registered and documented in the name of the Owner under laws and flag of the United States of America.
          B. The Fleet Mortgage was given to secure the payment and performance by the Owner of its obligations under that certain Loan Agreement dated December 28, 2005 (the “Original Loan Agreement”) by and between the Assignor and the Owner;
          C. Pursuant to an assignment, assumption, amendment and restatement of loan agreement (the “Amended Loan Agreement”), dated as of July 1, 2008, made by and among (i) the Assignor, (ii) the Owner, (iii) the banks and financial institutions listed on Schedule 1 of the Amended Loan Agreement, as lenders (together with any bank or financial institution which becomes a Lender pursuant to Article 10 of the Amended Loan Agreement (the “Lenders”)) and (iv) the Assignee, as security trustee and as facility agent, which Amended Loan Agreement represents, among other things, an amendment, restatement, renewal, extension and modification of the Original Loan Agreement, the Assignor transferred and assigned all of its right, title and interest in, to and under the Original Loan Agreement, the Original Note (as defined in the Amended Loan Agreement) and the Original Security Documents (as defined in the Original Loan Agreement) to each of the Lenders;

          D. Pursuant to Article 15 of the Amended Loan Agreement, each of the Lenders has appointed the Assignor as facility agent and security trustee on their behalf with regard to, inter alia, the security conferred on such Lenders pursuant to, the Amended Loan Agreement, the Note and the Security Documents.
          E. The Assignor desires to assign and transfer its right, title and interest in the Fleet Mortgage to the Assignee, and Assignee desires to assume all of Assignor’s right, title, interest and obligations arising under the Fleet Mortgage.
               NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor hereby sells, assigns, transfers and sets over unto the Assignor, as security trustee, its successors and assigns, all of its right, title and interest in and to the Fleet Mortgage, including, without limitation, all of the Assignor’s right, title and interest, powers, remedies and privileges under the Fleet Mortgage, including all claims for damages arising out of any breach of the terms of the Fleet Mortgage and all moneys and claims for moneys due and to become due from the Owner under and pursuant to the terms of the Fleet Mortgage, and Assignee hereby assumes all of Assignor’s right, title, interest and obligations arising under the Fleet Mortgage, TO HAVE AND TO HOLD the same unto the Assignee, as security trustee, its successors and assigns, to the sole and only proper use of the Assignee, as security trustee, its successors and assigns.
          This Assignment shall be recorded at NVDC, at the expense of the Owner, and the Owner will cause to be placed on board each of the Vessels a duly certified copy of this Assignment.
          Owner hereby consents to the assignment of the Fleet Mortgage and the assumption thereof by the Assignee.
[Signature Page Follows]

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment of Second Preferred Fleet Mortgage to be executed and delivered by their respective duly authorized officers or attorneys-in-fact on the date first above written.

ASSIGNOR: BOURBON CAPITAL U.S.A., INC.
By:	/s/ Richard D. Childers
	Name:	Richard D. Childers
	Title:	President

ASSIGNEE: DVB BANK NV, as Security Trustee
By:	/s/ Matthew Cooley
	Name:	Matthew Cooley
	Title:	Attorney-in-Fact

OWNER: RIGDON MARINE CORPORATION
By:	/s/ Bruce A. Streeter
	Name:	Bruce A. Streeter
	Title:	Chairman and CEO